EXHIBIT 10.2
SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of October 19, 2017 (this “Agreement”), is by and among JRjr33, Inc., a Florida corporation (the “Company”), the Subsidiaries of the Company that are signatories hereto (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”), the holders of the Company’s 14.0% Original Issue Discount Senior Secured Guaranteed Convertible Term Loan Notes due October 19, 2020, in the original aggregate principal amount of $5,263,158 (collectively, the “Debentures”) that are signatories hereto, their endorsees, transferees and assigns (the “Purchasers”), and JGB Collateral, LLC, a Delaware limited liability company, in its capacity as agent for the Purchasers (“Agent” and collectively with the Purchasers, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Purchasers have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (as amended, restated, supplement or otherwise modified from time to time, the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures and the other Obligations; and

WHEREAS, in order to induce the Purchasers to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Agent, on behalf of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and other Transaction Documents and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Terms used herein but not otherwise defined in this Agreement or in the UCC shall have the respective meanings given such terms in the Purchase Agreement.

(a)     “Collateral” means all personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)     All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds, other than the Excluded Contracts;
(iii)     All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)     All documents, letter-of-credit rights, instruments and chattel paper;

(v)    All commercial tort claims;

(vi)    All deposit accounts and all cash (whether or not deposited in such deposit accounts), other than (a) payroll accounts, payroll tax accounts or employee wage and benefit accounts, provided that the funds on deposit in such accounts shall at no time exceed the actual payroll, payroll taxes and other employee wage and benefit payments then owing by such Debtor for the immediately succeeding payroll period and (b) deposit and securities accounts (including securities entitlements and related assets) with balances or assets that do not exceed $25,000 in the aggregate for all such accounts at any time;

(vii)    All investment property;

(viii)    All supporting obligations;

(ix)    All files, records, books of account, business papers, and computer programs; and

(x)    the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.
Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Excluded Assets” means any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of Secured Party would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Transaction Documents, in each case, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

(c) “Excluded Contracts” means any contract or contractual obligation that prohibits, or requires the consent of any person other than any Debtor which cannot be obtained through commercially reasonable efforts as a condition to, the creation by such Debtor of a lien on any right, title or interest in such contract or contractual obligation and which is set forth on Schedule I hereto.

(d)    “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof, or the District of Columbia.

(e)    “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(f)    “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Purchasers.

(g)    “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

(h)     “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Purchase Agreement, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(i)     “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(j)    “Permitted Lien” shall have the meaning ascribed to such term in the Debentures.

(k)    “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(l)     “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(m)    “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.     Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent, on behalf of the Secured Parties, a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

3.    Delivery of Certain Collateral. Not later than twenty (20) Business Days after the execution of this Agreement, or at any time after the date hereof upon the acquisition or possession by the Debtor, each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral or which require or permit possession by the Agent to perfect its Security Interest therein, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.     Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants on the date hereof to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary corporate action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)     The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto (other than Collateral in transit between locations, out for repair or which consists of laptops or other equipment used by an employee of a Debtor in the ordinary course of business). Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens. Except as disclosed on Schedule A, none of such Collateral (other than Collateral in transit between locations, out for repair or which consists of laptops or other equipment used by an employee of a Debtor in the ordinary course of business) is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)     Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except (i) in connection with Permitted Liens or (ii) to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)     No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. To the knowledge of the Debtors, there has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)     Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate steps have been taken to perfect the Security Interests to create in favor of the Agent, on behalf of the Secured Parties, a valid, perfected and continuing perfected first priority lien in the Collateral, subject to Permitted Liens.

(f)     This Agreement creates in favor of the Agent, on behalf of the Secured Parties, a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (hh), the execution by all applicable parties and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary on the date hereof to create, perfect or protect the security interests created hereunder with respect to Subsidiaries. Without limiting the generality of the foregoing, with respect to Subsidiaries, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder, except for those consents and approvals which have already been obtained. The Secured Parties acknowledge that additional steps may be required to perfect its security interest in assets on other property or Foreign Subsidiaries located outside of the United States. Each Subsidiary organized and existing under the laws of England and Wales will execute an English law floating charge satisfactory to Agent not later than sixty (60) days after the date of this Agreement.

(g)     Each Debtor hereby authorizes the Agent to file one or more financing statements (at the expense of the Debtor) under the UCC necessary or desirable to perfect the Security Interests granted herein, in each case with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)     The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)     The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of the Guarantors, and represent all membership interests, limited partnership interests, capital stock and other equity interests owned, directly or indirectly, by the Company, provided that Pledged Securities shall not include any voting stock of any Foreign Subsidiary in excess of sixty five percent (65%) of the outstanding membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of such Guarantor. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)     The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)     Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the

Agent, on behalf of the Secured Parties, until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Agent on behalf of Secured Parties. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder (other than those fees and taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)     No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory or obsolete or worn-out items by a Debtor in its ordinary course of business) without the prior written consent of the Agent (or, in the event that the Agent no longer holds any Debentures, the prior written consent of the Majority in Interest).

(m)    Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral (other than obsolete or worn-out items) in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)    Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and shall provide evidence satisfactory to the Agent it its sole discretion demonstrating, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Debentures) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o)     Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Agent’s security interest therein.

(p)     Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole and reasonable discretion deem necessary to perfect, protect or enforce the Agent’s security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Agent, on behalf of the Secured Parties, have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)     Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r)     Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action (to the extent that such Debtor determines in its commercially reasonable discretion that the pursuit of such right, claim or cause of action is beneficial to such Debtor) and accounts receivable in respect of the Collateral.

(s)     Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against a material portion of the Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Agent or the Secured Parties hereunder.

(t)     All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)     Each Debtor was organized and remains organized solely under the laws of the jurisdiction set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s actual legal name and organizational identification number or, if any Debtor does not have an organizational identification number, states that one does not exist. The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business. No Debtor will (i) change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, (ii) add any new fictitious name or D/B/A or (iii) relocate its chief executive office to a new location unless it provides at least 30 days prior written notice to the Secured Parties of such change. At the time of such written notification, such Debtor shall provide any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(v)    Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(w)     (i) no Debtor has any trade names except as set forth on Schedule E attached hereto; (ii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iii) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(x)     Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement with respect to the Pledged Interests (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.
(y)    Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be marked and maintained in accordance with of Section 9-105 of the UCC (or successor section thereto).

(z)    If there is any investment property or deposit accounts included as Collateral that can be perfected by “control” through a deposit account control agreement, the applicable Debtor shall cause such a deposit account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties as of the Closing Date or such later date as the Agent may direct the applicable Debtor.

(aa)     To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(bb)     To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(cc)    If any Debtor shall at any time hold or acquire a commercial tort claim in an amount in excess of $40,000, such Debtor shall promptly notify the Agent in a writing signed by such Debtor of the particulars thereof and grant to the Agent, on behalf of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(dd)    Following the date hereof, each Debtor shall cause each new subsidiary of such Debtor to become a party hereto (an “Additional Debtor”) within three (3) Business Days of the acquisition or formation of such new subsidiary by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(ee)     Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents.

(ff)    Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(gg)     In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.
(hh)    Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) provide any requested documents and information and carry out any actions in connection with recording of the security interest contemplated hereby with respect to all Intellectual Property at the United States Copyright Office or United States Patent and Trademark Office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(ii)    Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent, for the benefit of the Secured Parties, to exercise and enforce the rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(jj)    As of the date hereof, Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. As of the date hereof, Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(kk)    As of the date hereof, except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral. Each Debtor shall immediately provide written notice to the Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ll)    Until the Obligations shall have been paid and performed in full, each Debtor covenants that it shall promptly, in no event later than three (3) Business Days following the formation or acquisition thereof, direct any direct or indirect subsidiary of such Debtor formed or acquired after the date hereof to be joined to the Subsidiary Guarantee as a Guarantor in accordance with the terms thereof.

(mm)    To the extent not prohibited by applicable law, Debtors shall make commercially reasonable efforts to obtain the consents necessary to grant an assignment of, and security interest in, each Excluded Contract. In the event that any consent is so obtained, such contract shall immediately cease to be an Excluded Contract and shall be subject to the Security Interests granted herein.

5.    Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.     Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder (other than a failure which would otherwise constitute a default under this Section 6) for ten (10) Trading Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) Any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.     Duty To Hold In Trust.

(a)    Upon the occurrence of any Event of Default and at any time during the continuation thereof, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Agent for the benefit of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Agent for the benefit of the Secured Parties pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

(b)    If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust for the Agent for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth Business Day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8.     Rights and Remedies Upon Default.

(a)    Upon the occurrence of any Event of Default and at any time during the continuation thereof, the Agent, for the benefit of the Secured Parties, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)    Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(iv)    The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)    The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi)    The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b)    The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
(c)    For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.     Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.    Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.
11.     Costs and Expenses. The Debtors shall pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

12.     Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13.     Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy of a Debtor or any other person liable for any Obligations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.     Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.     Power of Attorney; Further Assurances.

(a)     Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do, and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)     On a continuing basis, each Debtor will take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

16.     Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement and sent to the address of the applicable Purchaser and Company set forth therein, or, with respect to the Agent, to the address set forth on Annex B hereto.

17.     Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.     Appointment of Agent. The Secured Parties hereby appoint JGB Collateral, LLC to act as their agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder and under the other Transaction Documents. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19.     Miscellaneous.

(a)     No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)     All of the rights and remedies of the Agent, on behalf of the Secured Parties, with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)     This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Agent (or, in the event that the Agent no longer holds any Debentures, in a written instrument signed by the Debtors and the Majority in Interest), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)     No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party and any assignment in contravention herewith shall be null and void. Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties”.

(g)     Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)     Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each party hereto agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)    All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)    Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)    Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)     To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

pledgors: JRJR33, inc. /s/ John Rochon, Jr.	AGEL AGILITY, LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Financial Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
AGEL ENTERPRISES, INC. /s/ John Rochon, Jr.	BETTERWARE LIMITED /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
CVSL TBT LLC /s/ John Rochon, Jr.	HAPPENINGS COMMUNICATIONS GROUP, INC. /s/ John P. Rochon
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John P. Rochon Title: Chief Executive Officer
KLEENEZE LIMITED /s/ John Rochon	My Secret Kitchen Ltd. /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
Paperly, Inc. /s/ John Rochon, Jr.	Spice Jazz LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer

Stanley House Distribution Limited /s/ John Rochon, Jr.	The Longaberger Company /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
TMRCL Holding Company /s/ John Rochon, Jr.	TMRCL Holding LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
Uppercase Acquisition, Inc. /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT: JGB COLLATERAL, LLC /s/ Brett Cohen
By:__________________________________ Name: Brett Cohen Title: President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Name of Investing Entities:
Signature of Authorized Signatory of Investing Entities:                         Name of Authorized Signatory: Brett Cohen
Title of Authorized Signatory: President

SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored:

SCHEDULE B
Existing Liens, security interests, encumbrances rights or claims against the Collateral

SCHEDULE C
Existing Security Filings

SCHEDULE D
Legal Names, Jurisdiction of Incorporation and Organizational Identification Numbers

SCHEDULE E
Trade Names; Mergers and Acquisitions

SCHEDULE F
Intellectual Property

SCHEDULE G
Account Debtors

SCHEDULE H
Pledged Securities

SCHEDULE I
Excluded Contracts

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of October 19, 2017 made by
JRjr33, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of a Debtor under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (as may be amended, restated or otherwise modified, the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate JGB Collateral, LLC (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement and the other Transaction Documents. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent and the Agent shall not incur liability to any person or entity by reason of so acting or refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than as expressly permitted by the terms of the Transaction Documents), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than as expressly permitted by the terms of the Transaction Documents) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth herein and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

9. Unless otherwise expressly provided herein, all notices and other communications to the Agent provided for hereunder or under the other Transaction Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices below or to such other address as shall be designated by the Agent in a notice to the Debtors and Secured Parties:

JGB Collateral, LLC
c/o JGB Management Inc.
21 Charles Street
Westport, CT 10017
Attention: Johanna White
Telephone (212) 355-5771
Email: jwhite@jgbcap.com
Facsimile: (212) 253-4095

Form of Security Agreement - Schedule A

There are no mortgages.

Debtor’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.
JRjr33, Inc.	Dallas, TX, USA	Dallas, TX, USA	Dallas, TX, USA	Dallas, TX, USA
Uppercase Acquisition Inc	Provo, UT	Provo, UT	Provo, UT	Provo, UT
Happenings Communications Group, Inc.	Clarks Summit, PA	Clarks Summit, PA	Clarks Summit, PA	Clarks Summit, PA
Spice Jazz LLC	Dallas, TX, USA	Dallas, TX, USA	Dallas, TX, USA	Dallas, TX, USA
CVSL TBT LLC	Dallas, TX USA	Dallas, TX USA	Dallas, TX USA	Dallas, TX USA
The Longaberger Company	Frazeysburg, Ohio	Frazeysburg, Ohio	Frazeysburg, Ohio	Frazeysburg, Ohio
Paperly, Inc.	DE, USA	DE, USA	DE, USA	DE, USA
Agel Enterprises Inc.	Pleasant Grove, UT	Pleasant Grove, UT	Pleasant Grove, UT	Pleasant Grove, UT

Schedule B - Liens

LIEN	Amount	Notes
RE Taxes- Parcel No. 055-282708-00.000	94,472.21	Each half of 2016
Tax Judgment - 2016JD177276	4,019	Filed Feb 5, 2016
Tax Judgment - 2016JD178059	$21,938.37	Filed May 6, 2016
Tax Judgment - 2016Jd178062	$13,628	Filed May 6, 2016
Tax Judgment - 2016JR17104	15,487.63	Filed May 16, 2016
Tax Judgment - 2016JD178999	13,620.20	Filed July 29, 2016
Tax Judgment - 2016JD179440	17,851.04	Filed August 5, 2016
Tax Judgment - 2016JD179944	13,572.93	Filed September 6, 2016
Tax Judgment - 2017JD181202	10,451.42	Filed March 22, 2017
Lawsuit Judgment - 2017JD182836	16547.9	Rdorsey - Filed May 2, 2017
Lawsuit Judgment - 2017JD182957	21,000	CIT Finance -Filed May 23, 2017
Special assessment Taxes	252.45	Each half of 2016
Special Assessment Taxes	191.8	Prior Years

Schedule C

Schedule C

Debtor	Secured Party	Filing type/ Number	Filing Date	Lapsed Date

CVSL INC.	DELL FINANCIAL SERVICES L.L.C.	20150553639X UCC1 ($6,046.26 computer equipment)	10/23/2015	10/23/2020
AGEL ENTERPRISES, INC.	AK HOLDING COMPANY, LLC	20134125796	10/21/2013	10/21/2018
AGEL ENTERPRISES, INC.	S2 INVESTMENTS, LLC	20134125796	10/21/2013	10/21/2018
AGEL ENTERPRISES, INC.	EXPEDITORS INTN’L OF WASHINGTON, INC.	20152455730 ($2,145.79 Inventory)	06/9/2015	06/9/2020
JRjr33, Inc.	Dominion Capital LLC	201505780452	11/15/2015	11/15/2020
CVSL Inc.	NFS Leasing Inc.	20150553639X ($21,464.32 computer equipment)	10/23/2015	10/23/2020
Spice Jazz LLC	Dominion Capital LLC	15-0037080923	11/20/2015	11/20/2020
CVSL TBT LLC	Dominion Capital LLC	15-0037080781	11/15/2015	11/20/2020
CVSL TBT LLC	Internal Revenue Service	16-0000591193 ($10,367.66 CVSL TBT Assets)	1/6/2016	10/15/2025
TMRCL Holding Company Happenings Communications Group, Inc.	Dominion Capital LLC Dominion Capital LLC	OH00191055560 15-0037080802	11/20/2015 11/20/2015
C3 Pulse Technologies, LLC	Dominion Capital LLC	15-0037080660	11/20/2015
The Longaberger Company	Dominion Capital LLC	OH00191055459	11/20/2015
Agel Agility, LLC	Dominion Capital LLC	6237934	11/25/2015
Agel Enterprises, Inc.	Dominion Capital LLC	20155499222	11/20/2015
Paperly, Inc.	Dominion Capital LLC	20155499420	11/20/2015
Uppercase Acquisition, Inc.	Dominion Capital LLC	20155499818	11/20/2015

Form of Security Agreement - Schedule D

Subsidiary’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.
Uppercase Acquisition Inc.	Delaware	46-4885912	5485836
Happenings Communications Group, Inc.	Texas	45-4561241	01390966
Spice Jazz LLC	Texas	46-3428372	0801846033
CVSL TBT LLC	Texas	46-3613679	0801846033
The Longaberger Company	Ohio	31-1311-748	0801250464
Paperly, Inc.	Delaware	680631980	5447102
Agel Enterprises Inc.	Delaware	46-3851765	5404489
CVSL AG	Switzerland	None.	100.3.797.138-
JRJR AG	Switzerland	None.	100.3.798.280-3

Form of Security Agreement - Schedule E

JRjr33, Inc., doing business as JRJR Networks is formerly known as CVSL Inc., and formerly known as Computer Vision Systems Laboratories, Corp.
Uppercase Acquisition Corp, doing business as Uppercase Living.
CVSL TBT LLC, doing business as Tomboy Tools.
Happenings Communications, Inc., doing business as Happenings Magazine, is formerly known as JPR Publications Corp.

SCHEDULE F
INTELLECTUAL PROPERTY

Patents

Grantor	Country	Title	Application or Patent No.	Application or Registration Date	Assignees
N/A	N/A	N/A	N/A	N/A	N/A	N/A

IP

Trademarks

Grantor	Country	Title	Application or Registration No.	Registration Date	Assignees
Agel Enterprises, Inc.	USA	Raindrop (design)	4636013	November 11, 2014	None
Agel Enterprises, Inc.	USA	Agel Word Mark	4695758	March 3, 2015	None
Paperly, Inc.	USA	Paperly Word Mark	3300107	September 25, 2007	None
Uppercase Living	USA	Miscellaneous Design (Bloom)	3,695,047	October 13, 2009	None
Uppercase Living	USA	Miscellaneous Design (Bloom)	3,678,953	September 8, 2009	None
Uppercase Living	USA	Miscellaneous Design (Bloom)	3,678,952	September 8, 2009	None
Uppercase Living	USA	Uppercase Living	3,374,878	January 29, 2008	None
CVSL TBT LLC	USA	Tomboy Tools	2638794	October 22, 2002	None
CVSL TBT LLC	USA	Tomboy Tool Design	2709112	April 22, 2003	None
CVSL TBT LLC	USA	Tool Party	3470923	July 22, 2008	None
CVSL TBT LLC	USA	Tool School	4224877	October 16, 2012	None.
The Longaberger Company	USA	All American Collection in classes 21 and 24	1836823	May 17, 1994	None
The Longaberger Company	USA	Bee Basket in class 21	2788882	December 2, 2003	None
The Longaberger Company	USA	Bee in class 25	2089418	August 19, 1997	None

The Longaberger Company	USA	Boardwalk in class 21	2817301	February 24, 2004	None
The Longaberger Company	USA	Bonnie Longaberger in class 21	2247874	May 25, 1999	None
The Longaberger Company	USA	Classic Baskets in class 21	2526187	January 1, 2002	None
The Longaberger Company	USA	Collectors Club in class 21	2948019	May 10, 2005	None
The Longaberger Company	USA	Collectors Club (Stylized) in class 25	2416608	December 26, 2000	None
The Longaberger Company	USA	Collectors Club (Stylized) in classes 20 and 28	2270572	August 17, 1999	None
The Longaberger Company	USA	Collectors Club (Stylized) in class 21	2073946	June 24, 1997	None
The Longaberger Company	USA	Four Petal Design in classes 20 and 21	1946189	January 9, 1996	None
The Longaberger Company	USA	Handmade to be Handed Down in class 21	1858638	October 18, 1994	None
The Longaberger Company	USA	Horizon of Hope in class 21	2021439	December 2, 1996	None
The Longaberger Company	USA	J.W. Collection in class 20	1586801	March 13, 1990	None
The Longaberger Company	USA	Longaberger in class 18	2711463	April 29, 2003	None
The Longaberger Company	USA	Longaberger in class 4	2702643	April 1, 2003	None
The Longaberger Company	USA	Longaberger in class 8	2764456	September 16, 2003	None
The Longaberger Company	USA	Longaberger in class 9	2719387	May 27, 2003	None
The Longaberger Company	USA	Longaberger in classes 20, 21, 24, 28, and 35	2218078	January 19, 1999	None
The Longaberger Company	USA	Longaberger in classes 16 and 25	2218089	January 19, 1999	None
The Longaberger Company	USA	Longaberger in classes 20 and 21	2172615	July 14, 1998	None
The Longaberger Company	USA	Longaberger in class 20	1813749	December 28, 1993	None
The Longaberger Company	USA	Longaberger in classes 35 and 41	3049041	January 24, 2006	None

The Longaberger Company	USA	Longaberger in classes 6, 9, and 20	2349607	May 16, 2000	None
The Longaberger Company	USA	Longaberger at Home in class 35	2294739	November 23, 1999	None
The Longaberger Company	USA	Longaberger Baskets in class 20	1596466	May 15, 1990	None
The Longaberger Company	USA	*Longaberger Express in class 9 *will not renew on 10/10/17	2050552	April 8, 1997	None
The Longaberger Company	USA	Longaberger Golf Club in class 41	2410257	December 5, 2000	None
The Longaberger Company	USA	Longaberger Golf Club in class 21	2537864	February 12, 2002	None
The Longaberger Company	USA	Longaberger Golf Club & Design in classes 6, 8, and 14	2590743	July 9, 2002	None
The Longaberger Company	USA	Longaberger Golf Club & Design in class 41	2345649	April 25, 2000	None
The Longaberger Company	USA	Longaberger Golf Club & Design in classes 16, 18, 21	2627348	October 1, 2002	None
The Longaberger Company	USA	Longaberger Golf Club & Design in classes 24, 25, 28	2590733	July 9, 2002	None
The Longaberger Company	USA	Longaberger Heartland Foods in class 29	2198580	October 20, 1998	None
The Longaberger Company	USA	Longaberger Homestead in classes 29 and 30	2362876	June 27, 2000	None
The Longaberger Company	USA	Longaberger in class 18	2349617	May 16, 2000	None
The Longaberger Company	USA	Longaberger in classes 14 and 16	2349619	May 16, 2000	None
The Longaberger Company	USA	Longaberger Pottery in class 21	1662516	October 29, 1991	None
The Longaberger Company	USA	Longaberger Pottery Made in the U.S.A & Design in class 21	2297505	December 7, 1999	None
The Longaberger Company	USA	Longaberger Pottery Vitrified Freezer Microwave Dishwasher Over Safe & L-Weave Design in class 21	4022061* *did not renew on 9/6/17 but still listed as a live TM	September 6, 2011	None
The Longaberger Company	USA	Longaberger Woodcrafts in class 21	1907384	July 25, 1995	None

The Longaberger Company	USA	Proudly American in classes 21 and 24	2817040	February 24, 2004	None
The Longaberger Company	USA	SOR & Design in classes 3, 5, 14, 18, and 25	3490563	August 19, 2008	None
The Longaberger Company	USA	SOR So Rachel by Longaberger in classes 14 and 18	3490562	August 19, 2008	None
The Longaberger Company	USA	+Sweetheart Basket in classes 21 and 24	2023773* *did not renew on 6/19/17 but still listed as live TM	December 17, 1996	None
The Longaberger Company	USA	Team Spirit in class 21	3809641	June 29, 2010	None
The Longaberger Company	USA	The Place in class 42	2224046	February 16, 1999	None
The Longaberger Company	USA	TLC The Longaberger Company & Design	4,168,452	July 3, 2012	None
The Longaberger Company	USA	Warm.Rich.Deep in classes 2 and 21	3633580	June 9, 2009	None
The Longaberger Company	USA	Wishlist in class 16	2700359	March 25, 2003	None
The Longaberger Company	USA	Woven Traditions in class 21 for hand-woven baskets and handcrafted pottery, etc.	1926875	October 17, 1995	None
The Longaberger Company	USA	Woven Traditions in class 21 for Beverage glassware; serving forks, etc.	2901495	November 9, 2004	None
The Longaberger Company	USA	Woven Traditions in class 8	2817089	February 24, 2004	None
The Longaberger Company	USA	Longaberger Flameware & Design	4310482	March 26, 2012	None
The Longaberger Company	USA	Sisters & Design	4198996	August 28, 2012	None
The Longaberger Company	USA	Wishlist	4357234	June 25, 2013	None
The Longaberger Company	USA	Longaberger Vitrified Pottery- Freezer- Microwave- Dishwasher- Oven Safe L & Design	4518619	April 22, 2014	None

Copyrights

Grantor	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees
N/A	N/A	N/A	N/A	N/A	N/A	N/A

Domain Names

AGEL.COM
AGELCARES.NET
AGELCARES.ORG
AGELCOMMUNICATION.COM
AGELCOMMUNICATIONS.COM
AGELCORPORATE.COM
AGELFORM.COM
AGELMALL.COM
AGELMARKET.COM
AGELMOBILE.COM
AGELSPRINGVILLE.COM
AGELSURVEYS.COM
AGELWORLD.COM
c3ptech.com
c3pulse.com
EASTCENTRALOHIOPARK.COM
GELDOCS.COM
IAMAGEL.COM
JOINTHETRANSFORMATION.COM
jrjr17.com
jrjr17.info
jrjr17.net
jrjr17.org
jrjrnetworks.com
jrjrnetworks.info
jrjrnetworks.net
jrjrnetworks.org
longaberger.com
paperly.com
PROJECTHOME.US
theprojecthome.ca
THEPROJECTHOME.COM
THEPROJECTHOME.INFO

Schedule G

None.

Schedule H - Pledged Securities

Subsidiary	Percentage Held by JRJR	Total Share Capital	Other Owners
CVSL AG	100%	CHF 100’000 (100’000 Shares x CHR 1)	n/a
My Secret Kitchen Ltd.	90%	160 Shares issued at GBP 1	Clare Moran (10%--16 Shares)
Your Inspiration at Home Direct Sales ULC	100%		CVSL AG AUD 10 (10’000 Common Shares x AUD 0.001)
JRJR AG	99%	CHF 100’000 (100’000 shares x CHF 1)	John Rochon Jr. (1%)
Agel Enterprises Argentina SRL	70%	AR$ 20’000 (2’000 Quotas x AR$ 20)	John Rochon Jr. (30%--600 Quotas)
Agel Enterprises Australia PTY., LTD	100%		JRJR AG - 1 Share
Agel Enterprises (Canada) ULC	100%	100 Shares	n/a
Agel Enterprises Colombia LTDA	99.99%	COL$ 2’000’000 (2’000’000 Quotas x COL$ 1)	John Rochon Jr. (0.01%--1 Quota)
Agel Israel LTD	100%	100 Shares	n/a
Agel Enterprises Kazakhstan (LLC)	100%		n/a
Agel Enterprises (Malaysia) SDN BHD	100%	RM 100’000 (100’000 Shares x RM 1), only 2 shares issued	n/a
Agel Enterprises International SDN BHD	70%	RM 5’000’000 (5’000’000 shares x RM 1)	Abdullah Suhaimi Bin Yacob (29.99%--1’499’999 shares); Khairul Bazikin Bin Jamalludin (0.01%--1 share)
Agel Enterprises (Netherlands), B.V	100%	EUR 18’000	n/a
Agel Italy SRL	100%		n/a
Agel Enterprises Denmark ApS	100%	DKK 125,000	n/a
Agel Enterprises (Netherlands) B.B.- Lucerne Branch	Branch		n/a
Agel Panama LLC	99%	100 Quotas	1% other
Agel Enterprises RS LLC	99% JRJR AG; 1% Agel Denmark	9900 Rubles - JRJR AG	100 Rubles Agel Denmark
Agel Enterprises, PTE. LTD.	100%	Singapore $ 100’000 (100’000 shares x S$ 1)	n/a
Agel Enterprises (Thailand)	100%	Not available	n/a
Agel Enterprises Ukraine	100%	JRJR AG	n/a
Agel Enterprises Uruguay SRL	51%	U$ 100’000 (100 quotas x U$ 1’000)	John Rochon Jr. (49%--49 quotas)
COMERCIAL AGEL CHILE LTDA.	Licensed Entity	Not available	Not available
Trillium Pond AG	100%	CHR 100’000 (100’000 Shares x CHF 1)	n/a
Kleeneze Ltd.	100%	2,500,001 Shares	n/a
Kleeneze Ireland Ltd.	100%	100,000	n/a
Stanley House Distribution Ltd.	100%	GBP 1 (1 Share x GBP 1)	n/a
Betterware Ltd.	100%	n/a	n/a
Importadora, Exportadora y Distribuidora ASGT Global Mexico S de RL de CV	99.97%	MXN$ 3’000 (3’000 Quotas x MXN$ 1) - 99% CVSL AG	John Rochon Jr. (0.03%--1 Quota)
Agel Enterprises Mexico S de RL de CV	99.97%	MXN$ 3’000 (3’000 Quotas x MXN$ 1) -99% CVSL AG	John Rochon Jr. (0.03%--1 Quota)
Agel Enterprises Hungary Medical- Nutritional Products Distributor LLC	100%	3’000’000 Shares	n/a

Agel Japan GK	100%	n/a	n/a

Subsidiary	Percentage Held by CVSL	Total Share Capital	Other Owners
Uppercase Acquisition, Inc.	100%	10,000 shares of common stock	n/a
Paperly, Inc.	100%	10,000 shares of common stock	n/a
Agel Enterprises, Inc.	99%	10,000 shares of common stock	John Rochon, Jr. holds 1 share
The Longaberger Company	52% (65% of the total class A shares of common stock and 39% of the total class B shares of common stock)	2500 class A ordinary shares of common stock 2500 class B ordinary shares of common stock	David W. Longaberger Trust Owns 48% (35% of the total Class A shares of common stock and 61% of the total Class B shares of common stock)
Happenings Communications Group, Inc.	100%	1000 shares of common stock	n/a
CVSL TBT LLC	100%	n/a	n/a
Spice Jazz LLC	100%	n/a	n/a

Schedule I
Excluded Contracts

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of October 19, 2017 made by
JRjr33, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of a Debtor under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (as may be amended, restated or otherwise modified, the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate JGB Collateral, LLC (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement and the other Transaction Documents. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent and the Agent shall not incur liability to any person or entity by reason of so acting or refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than as expressly permitted by the terms of the Transaction Documents), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than as expressly permitted by the terms of the Transaction Documents) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth herein and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

9. Unless otherwise expressly provided herein, all notices and other communications to the Agent provided for hereunder or under the other Transaction Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices below or to such other address as shall be designated by the Agent in a notice to the Debtors and Secured Parties:

JGB Collateral, LLC
c/o JGB Management Inc.
21 Charles Street
Westport, CT 10017
Attention: Johanna White
Telephone (212) 355-5771
Email: jwhite@jgbcap.com

Facsimile: (212) 253-4095